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                                                                    EXHIBIT 23.2



                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206


                                 March 17, 1997



Enserch Exploration, Inc.
4849 Greenville Avenue
Dallas, Texas 75206

Gentlemen:

     We hereby consent to the references to our firm and to our reserves estimates in the Annual Report on Form 10-K (the Annual Report) of Enserch Exploration, Inc. (the Company) for the year ended December 31, 1996. Our estimates of the oil, condensate, natural gas liquids, and natural gas reserves of certain properties owned by the Company are contained in our report entitled "Report as of January 1, 1997 on Reserves of Certain Properties owned by Enserch Exploration, Inc." References to us and to our estimates are included in the sections "Business - General - Recent Developments - Core Areas - and Offshore Activities" and "Properties" in Part I of the Annual Report and in Note 15 of the "Notes to Financial Statements" in the Annual Report. Additionally, we hereby consent to the incorporation by reference in the Company's Registration Statements nos. 33-57715 and 33-60587 on Form S-8 of such references made in the Annual Report.

                                             Very truly yours,



                                             DeGOLYER and MacNAUGHTON